COASTWIDE ENERGY SERVICES, INC.

                                      and

                   CHEMICAL SHAREHOLDER SERVICES GROUP, INC.

                                as Warrant Agent

                          Class B Warrants to Purchase
                  Approximately 400,000 Shares of Common Stock
                                 Par Value $.01


                               WARRANT AGREEMENT

                        Effective as of October 29, 1993


         THIS WARRANT AGREEMENT, dated as of September 30, 1993, is made by and between COASTWIDE ENERGY SERVICES, INC., a Delaware corporation (the "Company"), and Chemical Shareholder Services Group, Inc., a national banking association, as warrant agent (the "Warrant Agent"). The Company proposes to issue Class B warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of approximately 400,000 shares of its common stock, par value $.Ol per share (the "Common Stock") (the shares of Common Stock issuable in exercise of the Warrants being referred to herein as the "Warrant Shares").

         The Company has requested the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants (the "Warrant Certificates"), and the exercise of the Warrants.

         In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder and hereunder of the Company, the Warrant Agent, the registered owners of the Warrants (the "Holders"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the Company and the Warrant Agent agree as follows:

         Section 1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         Section 2 Form of Warrant Certificates. The text of the Warrant Certificates (and the form of election to purchase Warrant Shares and of assignment to be printed on the reverse thereof) shall be substantially as set forth in Exhibit A hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage. Warrant Certificates shall be dated as of the date of issuance thereof by the Warrant Agent, rather upon initial issuance or upon transfer or exchange, and on their face shall entitle the holders thereof to purchase one share (for each Warrant) of Common Stock, but no purchase shall be permitted except with respect to one share or multiples of one share and the number of such shares and the purchase price per share shall be subject to adjustment as provided herein.

    Pending the preparation of definitive Warrant Certificates, the Company may execute and the Warrant Agent shall countersign in lieu thereof temporary Warrant Certificates, substantially in the form of the definitive Warrant Certificates but with such omissions, insertions and variations as may be determined to be appropriate by the Board of Directors of the Company. Temporary Warrant Certificates may be issued with such provisions with respect to exchanges of temporary Warrant Certificates as may be determined by the Board of Directors of the Company and may contain such references to provisions of this Warrant Agreement as may be appropriate. Every temporary Warrant Certificate shall be executed by the Company and be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner and with the like effect as the definitive Warrant Certificates. In the case of the issuance of temporary Warrant Certificates, the Company shall prepare and execute definitive Warrant Certificates without unnecessary delay and thereupon any and all temporary Warrant Certificates may be surrendered in exchange therefor at the principal office of the Warrant Agent and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates definitive Warrant Certificates for an equal aggregate number of Warrants as may be requested by the holders thereof. Until so exchanged, each temporary Warrant Certificate shall be entitled to the same benefits as a definitive Warrant Certificate.

    Section 3 Counter Signature and Registration. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or a Vice President, by manual or facsimile signature, and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by manual or facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

    The Warrant Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Warrants issued hereunder. The Warrants shall be issued in registered form only. The registration books shall show the names and addresses of the respective Holders, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates. The Company and the Warrant Agent shall be entitled to treat a Holder as the owner in fact for all purposes of each Warrant registered in such Holder' s name and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

    Section 4 Transfer. The Warrants shall be transferable only on the books of the Company maintained at the principal office of the Warrant Agent in Dallas, Texas, upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, which endorsement shall be guaranteed by a commercial bank or a trust company located in the United States or by a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant Certificate or Certificates to the persons entitled thereto.

         Section 5 Exchange of Warrant Certificates. Each Warrant Certificate may be exchanged at the option of the Holder thereof for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, which endorsement shall be guaranteed as provided in Section 4 hereof if the certificate or certificates are to be issued other than in the name of the Holder, the certificate or certificates to be so exchanged at the office of the Warrant Agent in Dallas, Texas. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant Certificate or Certificates as the case may be, as so requested.

         Section 6 Term of Warrants: Exercise of Warrants.

         6.1 Term of Warrants. Subject to the provisions of this Agreement, each Holder shall have the right at any time prior to 5:00 P.M., Dallas, Texas time, on December 22, 1996 (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to purchase on exercise of such Warrants. After the Expiration Date, any previously unexercised Warrants shall be void and have no value.

         6.2 Exercise of Warrants. A Warrant may be exercised upon surrender to the Command at the office of the Warrant Agent in Dallas, Texas of the certificate or certificates evidencing no fewer than the number of Warrants to be exercised, together with the duly completed and signed form of election to purchase on the reverse thereof, and upon payment to the Warrant Agent for the account of the Company of the Warrant Price (as defined in and determined in accor- dance with the provisions of Section 10 and 11 hereof) for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in lawful, money of the United States of America, in cash, by cashier's check, certified check or bank draft payable to the order of the Company.

         Subject to Section 7 hereof, upon such surrender of Warrants and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, if a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date or earlier redemption of such Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificates pursuant to the provisions of this Section and of Section 3 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

         Section 7 Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant Shares, Warrants or Warrant Certificates in a name other than that of the registered Holder of Warrants in respect of which such Warrant Shares are issued, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 8 Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest: but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and a bond or other indemnity satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 9 Reservation of Warrant Shares: Purchase of Warrants.

         9.1 Reservation of Warrant Shares. Prior to the issuance of any Warrants the Company shall reserve, and the Company shall thereafter at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants. Each transfer agent for the Common Stock is hereby irrevocably authorized to cause to be issued from time to time the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. All Warrants surrendered upon the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants.

         The Company covenants that all shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by the Company with respect to the issuance thereof.

         9.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, to contract with individual holders of Warrants to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as may be agreed upon with such holders.

         9.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be canceled by the Warrant Agent and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

         Section  1O  Warrant  Exercise  Price.   The  price  per share at which
Warrant Shares shall be purchasable upon exercise of Warrants (the "Warrant Price") shall be $1.54 per share, subject to adjustment pursuant to Section 11 hereof.

         Section 11 Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of each Warrant, and the Warrant Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

         11.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows.

         (a) If the Company shall (i) issue a dividend in, or make a distribution of, shares of Common Stock to holders of Common Stock, (ii) subdivide its outstanding shares of Common stock, (iii) combine its outstanding shares of Common Stock into a small number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (b) For purposes of any computation under Section 12 and paragraph (e) of this Section, the current or closing market price per share of Common Stock at any date shall be the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation. The closing price for each day shall be the daily closing prices of the Common Stock as reported on the composite transactions tape for the principal exchanges on which the Common Stock is listed or admitted to trading (the "Composite Tape"). The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the Composite Tape, or, if the Common Stock is not reported on the Composite Tape, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or a similar service if NASDAQ is no longer reporting such information. Although the Common Stock is not currently listed on any exchange and is not quoted on NASDAQ, the foregoing provisions will be applicable if the Common Stock is subsequently so listed or quoted. If on any date at which determination of the current market price per share of Common Stock is required the Common Stock is not guoted by any such service, the current or closing market price per share of the Common Stock on such date shall be determined by the Board of Directors of the Company on the basis of such quotations or other information as it in good faith considers appropriate or such other relevant evidence as may be appropriate under the circumstances, and such determination, if made in good faith, shall be binding upon all Holders.

         (c) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments that by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

         (d) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as provided in paragraph (a) of this Section, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

         (e) If the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in paragraph (a) above, (ii) shares issuable upon exercise of stock options or shares of Common Stock granted or to be granted to employees or directors of the Company, (iii) the Warrant Shares or
(iv) shares issued to stockholders of any corporation that is acquired by, merged into or becomes part of the Company or a subsidiary of the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (ii) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than the then current Warrant Price in effect immediately prior to such sale and issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of common Stock outstanding immediately prior to such sale and issuance multiplied by the then existing Warrant Price, plus (B) the consideration received by the Company upon such sale and issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the shares of Common Stock that the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. If the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this paragraph (e), the Board of Directors shall determine, in its discretion, the fair value of such property, and such determination, if made in good faith, shall be binding upon all Holders. There shall be no adjustment of the Warrant Price pursuant to this paragraph (e) if the amount of such adjustment shall be less than $0.10 per Warrant Share; provided however, that any adjustments that by reason of this provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (f) For the purpose of this subsection 11.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock that may be subsequently designated as the Common Stock of the Company by the Board of Directors in lieu of the Common Stock as currently constituted. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraph (a) above, and the provisions of Section 6 and subsections 11.2 through 11.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

        11.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted as herein provided, the Company shall cause the Warrant Agent promptly to give written notice (as provided in Section 19 hereof) of such adjustment or adjustments to each Holder and shall deliver to the Warrant Agent a certificate from the chief financial officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such War- rant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the Warrant Price or the number of Warrant Shares or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

        11.3 No Adjustment for Dividends. Except as provided in subsection 11.1, no adjustment in respect of any dividends paid on shares of any capital stock of the Company shall be made during the term of a Warrant or upon the exercise of a Warrant.

         11.4 Preservation of Purchase Rights Upon Reclassification. Consolidation. etc. In case of any consolidation or merger of the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement, satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, that each Holder shall have the right thereafter (but prior to the Expiration Date) upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property that he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11 and shall also provide for the express assumption by any such successor or purchasing company of the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. The provisions of this subsection 11.4 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

         11.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

         Section 12 Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable in the exercise of any Warrant (or specified portion thereof), the Company shall calculate and pay an amount in cash equal to the then current market price per Warrant Share (as defined in Section 11.1(b) above) multiplied by such fraction.

         Section 13 No Rights as Stockholder; Notices to Holders. No holder of Warrants, as such, shall be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of Warrants for any purpose, nor shall anything contained in this Agreement be construed to confer upon a Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided below), or to receive dividends or subscription rights or otherwise, until the Warrants shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

         (a) the Company shall declare any dividend payable in any securities (other than additional shares of Common Stock) upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company be any transfer of all or substantially all the assets of the Company to, or consolidation or merger of the Company with or into, any other corporation; or

         (c) a voluntary or involuntary dissolution, liquidation or winding up of the Company shall be proposed; then in any one or more of said events, the Company shall give notice in writing of such event to the Warrant Agent and the Holders as provided in Section 19 hereof, such giving of notice to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, or distribution, or for the determination of stockholders entitled to vote on such reorganization, recapitalization, transfer of assets, consolidation or merger or on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with ' such dividend, distribution, or reorganization, recapitalization, transfer of assets, consolidation or merger or on such proposed dissolution, liquidation or winding up.

         Section 14 Disposition of Proceeds on Exercise of Warrants: Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and currently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records or transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspection to occur at the Warrant Agent's principal office in Dallas, Texas as specified in Section 19, during normal business hours.

         The Warrant Agent shall keep copies of this Agreement and any notice given or received hereunder available for inspection by the Holders during normal business hours at its principal office in Dallas, Texas.

         Section 15 Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation must be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 hereof. If at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

         If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         Section 16 Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

         16.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it.

         16.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         16.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employers) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         16.4 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

         16.5 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         16.6  Compensation.   The  Company  agrees  to  pay  the  Warrant Agent
reasonable compensation as set forth in the attached fee schedule for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all out-of-pocket expenses, taxes and governmental charges incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's negligence or misconduct.

         16.7 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely in its reasonable judgment to involve material expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

         16.8 Other Transactions in Securities of the Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         16.9 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own negligence or misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall Chemical be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if Chemical has been advised of the likelihood of such loss or damage and regardless of the form of action.

         16.10 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         16.11 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

         16.12 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

         Section 17 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving the Company 30 days' notice in writing cf its intention to resign, but such resignation shall take effect upon the appointment of a successor to the Warrant Agent. The Warrant Agent may be removed by like notice to the Warrant Agent from the
Company. If the Warrant Agent shall give notice of its intention to resign or shall be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such intended resignation or incapacity by the resigning or incapacitated Warrant Agent, or as notified in writing by any
Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. If at any time there shall be no warrant agent with respect to the Warrants, the Company shall perform the duties of the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall give to each Holder written notice (in accordance with Section 19 hereof) of such removal or resignation and the name and address of such successor warrant agent.

         Section 18 Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

         Section 19 Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, to be delivered (a) to the Company, at its office at 11111 Wilcrest Green Drive, Suite 300, Houston, Texas 77042, Attention: President, with a copy to the Company's General Counsel at said address; or (b) to the Warrant Agent, to Chemical Shareholder Services Group, Inc., 2323 Bryan Street, Suite 2300, Dallas, TX 75201, Attention: Sam A. Sellers. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by giving like notice in writing to the other party.

         Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or delivered to such Holders at their respective addresses on the books of the Warrant Agent. Notice shall be effective three days after mailing or upon delivery.

         Section 20 Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without notice to or the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not be inconsistent with the provisions of the Warrants and that shall not adversely affect the interests of the Holders in any material respect.

         Section 21 Successor. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 22 APPLICABLE LAW. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

         Section 23 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

         Section 24 CCounterparts This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 25 Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have not substantive effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the 29th day of October, 1993, to be effective as of October 29, 1993.

COMPANY:                          COASTWIDE ENERGY SERVICES, INC.

                                  By:

                                  Name:
                                  Title:


WARRANT AGENT:                    CHEMICAL SHAREHOLDER SERVICES
                                  GROUP, INC.

                                  By:

                                  Name:
                                  Title:


                                   EXHIBIT A

                              WARRANT CERTIFICATE

Certificate Number                                 Number of Warrants
VOID AFTER 5:00 P.M., NEW YORK TIME, ON DECEMBER 22, 1996

                        COASTWIDE ENERGY SERVICES, INC.

                   CLASS B WARRANTS TO PURCHASE COMMON STOCK

         THIS CERTIFIES THAT, for value received, __________ or registered assigns, is the registered holder of the number of Class B warrants ("Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Coastwide Energy Services, Inc., a Delaware corporation (herein called the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and non-assess- able share of Common Stock, par value $.01 per share, of the Company (hereinafter called the "Common Stock"), upon presentation and surrender of this Warrant Certificate, with the Form of Election to Purchase duly executed, with the instructions for the registration and delivery of Common Stock filled in, at any time at or prior to 5:00 P.M., New York time on December 22, 1996, at the offices of Chemical Shareholder Services Group, Inc., Warrant Agent of the Com-pany (hereinafter called the "Warrant Agent") in Dallas, Texas or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Warrant Price (as hereinafter defined) and any applicable taxes. The price per share at which Common Stock shall be purchasable upon exercise of Warrants (the "Warrant Price") is $1.54 per share. The Warrant Price and the number and kind of shares of stock of the Company purchasable upon the exercise of the Warrants represented hereby are subject to modification and adjustment upon the happening of certain events set forth in the Warrant Agreement.

         This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of October 29, 1993 (the "Warrant Agreement"), between the Company and the Warrant Agent with respect to Class B Warrants to purchase 399,917 shares of Common Stock, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by this reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitation of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the registered holders of the Warrant Certificate. Copies of the Warrant Agreement are available for inspection at the offices of the Warrant Agent.

         As provided in the Warrant Agreement, payment of the aggregate Warrant Price shall be made in lawful money of the United States of America in cash, by cashier's check, certified check or bank draft payable to the order of the Company.

         The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of shares, but shall make adjustment therefor in cash on the basis of the current market price of shares of Common Stock for any fractional interest (computed as provided in the Warrant Agreement), all as provided in the Warrant Agreement. In no event shall the Company be required to issue fractions of Warrants.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or certificates evidencing the number of Warrants not so exercised.

         No holder of this Warrant Certificate, as such, shall be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement), or to receive dividends or subscription rights or otherwise, until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         Each holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

         (a) this Warrant Certificate is transferable only on the registry books of the Warrant Agent; and

         (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner hereof for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         The Company will pay any documentary stamp taxes attributable to the issuance of Common Stock upon the exercise of Warrants evidenced by this Warrant Certificate; provided, that the Company shall not be required to pay any such taxes that may be payable in respect of any transfer involved in the issuance of any Common Stock, Warrants or Warrant Certificates in a name other than that of the registered holder of Warrants evidenced by this Warrant Certificate, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated: September 30, 1993

                                  COASTWIDE ENERGY SERVICES, INC.

                                  By:_____________________________
                                           Authorized Officer

                                  ATTEST:
                                  ________________________________





Countersigned by

Chemical Shareholder Services Group. Inc.
as Warrant Agent

By: _______________________________________
       Authorized Officer




                               FORM OF ASSIGNMENT

(To be executed by the Registered Holder if Such Holder Desires to Transfer Warrants Evidenced by this Warrant Certificate)

         FOR VALUE RECEIVED _____________ hereby sells, assigns and transfers unto ___________ whose address is _________ Warrants, evidenced by this Warrant Certificate, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the said Warrants evidenced by this Warrant Certificate on the books of the Company, with full power of substitution.

Dated:   _________, 19_____            Signature ____________

NOTICE:   The  above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


Signature Guaranteed: ____________

                          FORM OF ELECTION TO PURCHASE

(To Be Executed if Holder Desires to Exercise Warrants Evidenced by This Warrant Certificate)

TO COASTWIDE ENERGY SERVICES, INC.:

    The undersigned hereby irrevocably elects to exercise _________ Warrants evidenced by this Warrant Certificate to purchase full shares of Common Stock issuable upon exercise of said Warrants, and hereby makes payment in full of the Warrant Price of such shares and any applicable taxes. The undersigned requests that certificates for such shares be issued in the name of

                                  PLEASE INSERT SOCIAL SECURITY
                                  OR TAX IDENTIFICATION NUMBER

                                  _________________________________


___________________________________________________________
      (Please print name and address)
___________________________________________________________

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to

___________________________________________________________
      (Please print name and address)
___________________________________________________________

Dated:  _________, 19_____                  Signature ________________


NOTICE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed. If the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed: ___________________

                        COASTWIDE ENERGY SERVICES, INC.
                               WARRANT "B" ISSUE

                                  FEE SCHEDULE

    Service Description                                  Fee

1.  Account Administration                       $1,500.00   per year

2.  Maintenance of Stockholder                   $ 1.90      per Stockholder
     per Stockholder                                         Account
     Accounts

3.   Process Transfers of Ownership:             $ 2.00      per Certificate
                                                             Transferred
4.   Proxy Agent
     -- Proxy Preparation                        $   .15     per Proxy Card
     -- Proxy Tabulation                         $   .50     per Proxy
     -- Inspector of Election                    $ 75.00     per Person per
                                                             Day in Dallas

5.   Mailing Services                            $ 30.00     per hour

     Fee is $30.00 per hour; approximately
     100 envelopes can be completed per hour.

     Provide set of stockholder name/address     $ 50.00     per List/Labels
     labels for mailing by customer.
     (quarterly reports, etc.)

     Fee is $.05 per name, with a $50.00
     minimum per set.

6.   Stockholder lists, analyses, or             $ .05       per Stockholder
     sets of labels.                                         Name
     Minimum Fee is $50.00 each

Coastwide Energy Services, Inc.
Warrant "B" Issue

7.   Out-of-Pocket Expenses
     All out-of-pocket  expenses  such  as  travel,  counsel
     fees, stationery, binders, ledger sheets, checks, forms, printing, envelopes, postage and insurance will be added at cost to the regular charges for services. Where applicable, transactions requiring research (such as: confirmations from brokers) will involve a service charge to the requesting party based on the time required in completing the research.